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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated February 15, 2001, except for Note P as to which the date is February 26, 2001, accompanying the consolidated financial statements and schedule included in the Annual Report of AppliedTheory Corporation on Form 10-K for the year ended December 31, 2000 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts".





/s/ GRANT THORNTON LLP

New York, New York
May 15, 2001